UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

AMERICAN HONDA FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

California	95-3472715
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1919 Torrance Blvd., Torrance, California	90501
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.300% Medium-Term Notes, Series A, due March 21, 2029	New York Stock Exchange
3.950% Medium-Term Notes, Series A, due March 19, 2032	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

No. 333-266775

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are (i) €650,000,000 aggregate principal amount of 3.300% Medium-Term Notes, Series A, due March 21, 2029 (the “2029 Notes”) and (ii) €750,000,000 aggregate principal amount of 3.950% Medium-Term Notes, Series A, due March 19, 2032 (the “2032 Notes,” and together with the 2029 Notes, the “Notes”). The description of the general terms and provisions of the Notes set forth in the Prospectus dated August 11, 2022, the Prospectus Supplement thereto dated August 8, 2024, which was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), and the Pricing Supplement dated March 17, 2025, which was filed pursuant to Rule 424(b)(2) under the Act, are incorporated herein by reference. The Prospectus, Prospectus Supplement and Pricing Supplement were each filed with the Securities and Exchange Commission in connection with the Registration Statement of American Honda Finance Corporation on Form S-3ASR (File No. 333-266775).

Item 2. Exhibits.

The following exhibits are filed herewith and are incorporated herein by reference:

99.1 — Form of note representing American Honda Finance Corporation’s €650,000,000 aggregate principal amount of 3.300% Medium-Term Notes, Series A, due March  21, 2029 (filed herewith).

99.2 — Form of note representing American Honda Finance Corporation’s €750,000,000 aggregate principal amount of 3.950% Medium-Term Notes, Series A, due March  19, 2032 (filed herewith).

99.3 — Indenture, dated as of September 5, 2013, between American Honda Finance Corporation and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-3ASR of American Honda Finance Corporation (Registration Number 333-191021) filed on September 6, 2013).

99.4 — First Supplemental Indenture, dated as of February 8, 2018, between American Honda Finance Corporation and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.6 of the Quarterly Report on Form 10-Q for the quarter ended December 31, 2017 of American Honda Finance Corporation filed on February 8, 2018).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 21, 2025

American Honda Finance Corporation
(Registrant)

By:	/s/ Paul C. Honda
Name: Paul C. Honda
Title: Vice President, Treasurer, Assistant Secretary and Compliance Officer